Exhibit 10.2

FORM OF VOTING SUPPORT AND LOCK-UP AGREEMENT
FOR TEVVA SHAREHOLDERS

THIS AGREEMENT is made as of August ___, 2023.

BETWEEN

___________________ (the “Tevva Shareholder”)

AND

ELECTRAMECCANICA VEHICLES CORP., a corporation
existing under the laws of the Province of British Columbia
(“EMV”)

RECITALS:

A.	The Tevva Shareholder is the registered and/or beneficial owner of the Subject Securities (as defined herein) set out in Schedule A attached hereto.

B.	EMV, Tevva Motors Limited (“Tevva”), 1432952 B.C. Ltd. (“Holdco”) and 1432957 B.C. Ltd. (i.e. Parentco) have entered into an arrangement agreement (the “Arrangement Agreement”) concurrently with entering into this Voting Support and Lock-Up Agreement (the “Agreement”) pursuant to which Tevva and EMV have agreed to combine their businesses by way of a statutory plan of arrangement under the provisions of the Business Corporations Act (British Columbia) (the “Arrangement”).

C.	In connection with the execution of the Arrangement Agreement EMV has requested that the Tevva Shareholder enter into this Agreement and the Tevva Shareholder is willing to do so, subject to the terms and conditions hereof.

D.	Pursuant to this Agreement, the Tevva Shareholder will agree, amongst other things, to approve the Arrangement and the amendments (substantially in the form set forth in Schedule B) to be made to Tevva’s articles of association pursuant to Part B of the Tevva Transaction Resolutions (as defined in the Arrangement Agreement), to accept the Offer (as defined herein) and to sign such documents as are required or desirable to facilitate (i) the sale and purchase of the Tevva Shares (including, if required, to exercise the drag along right under Tevva’s Articles), and (ii) the Arrangement.

NOW THEREFORE in consideration of the covenants and agreements herein contained, the parties agree as follows:

Article 1 –
Interpretation

1.1	Definitions

(a)	Terms used but not defined in this Agreement that are defined in the Arrangement Agreement shall have the respective meanings ascribed to them in the Arrangement Agreement.

(b)	In this Agreement, “Subject Securities” means, collectively, the Tevva Shares, Tevva Options, Tevva Warrants and Tevva Shares set out in Schedule A to this Agreement and any other equity or debt securities of Tevva held by the Tevva Shareholder on the date hereof or acquired by the Tevva Shareholder after the date hereof.

(c)	“Benchmark VWAP” means the volume weighted average price of the Resulting Issuer Shares on Nasdaq for the first 10 trading days of the Resulting Issuer Shares on Nasdaq following the Effective Time.

(d)	“immediate family” means with respect to any Person, such Person’s spouse or domestic partner (or former spouse or former domestic partner), ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption).

(e)	“Offer” means an offer made by Holdco to all Tevva securityholders, including the Tevva Shareholder, to acquire all Tevva Shares held by the recipients of such offer (along with any Tevva Shares acquired by such recipient after the date of such offer and prior to the Effective Time) on arms’ length terms in connection and in accordance with the terms of the Arrangement Agreement and the Arrangement, in a form satisfactory to EMV (acting reasonably);

(f)	“Pro Rata Locked-Up Share Amount” means (i) the number of Locked-Up Shares (defined below) owned by the Tevva Shareholder immediately following the consummation of all of the share exchange transactions provided for in the Plan of Arrangement divided by (ii) the number of Resulting Issuer Shares subject to lock-up covenants immediately following the consummation of all of the share exchange transactions provided for in the Plan of Arrangement.

(g)	“Tevva’s Articles” means the articles of association of Tevva from time to time.

Article 2 –
VOTING AND SUPPORT Covenants of the Tevva Shareholder

2.1	General

The Tevva Shareholder hereby covenants and agrees in favour of EMV that, from the date hereof until the earlier of (x) the Effective Date, and (y) the termination of this Agreement in accordance with Article 5, except as permitted by this Agreement:

(a)	at the Tevva Meeting (including in connection with any separate vote of any sub-group of securityholders of Tevva that may be required to be held and of which sub-group the Tevva Shareholder forms a part) or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Tevva Transaction Resolutions (or any other matter necessary to complete the transactions contemplated by the Arrangement Agreement) is sought from the Tevva Shareholder, the Tevva Shareholder shall cause its Subject Securities (as applicable) to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) its Subject Securities (that have a right to vote at such meeting) in favour of (i) the Tevva Transaction Resolutions and (ii) any other matter necessary for the consummation of the transactions contemplated by the Arrangement Agreement;

(b)	at any other meeting of Tevva securityholders (including in connection with any separate vote of any sub-group of Tevva securityholders that may be required to be held and of which sub-group the Tevva Shareholder forms a part) or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the Tevva securityholders is sought (including by written consent in lieu of a meeting), the Tevva Shareholder shall:

(i)	consult with EMV as to how its Subject Securities are to be voted;

(ii)	if and as instructed in writing by EMV, cause its Subject Securities (that have a right to vote at such meeting) to be counted or not to be counted as present for purposes of establishing quorum and vote (or cause to be voted) its Subject Securities (that have a right to vote at a meeting considering such) in the manner instructed by EMV regarding (A) any matter that could reasonably be expected to delay, prevent or frustrate the successful completion of the Arrangement; and (B) the opposition of any action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Tevva Shareholder in this Agreement (any of the foregoing, an “Alternative Matter”); and

(iii)	if instructed in writing by EMV, deliver or cause to be delivered to Tevva, with a copy to EMV concurrently, as soon as practicable following the mailing of the information circular pertaining to any meeting where an Alternative Matter is to be considered, and in any event no later than 10 Business Days prior to the date on which such meeting is to be held (unless instructed otherwise by EMV), duly executed proxies or voting information forms directing those individuals as may be designated by EMV to vote in the manner as instructed by EMV regarding any Alternative Matter (and for certainty, such proxies or voting information forms shall direct the designated individuals to vote against any Alternative Matter if instructed by EMV), and each not revoke or vary in any manner any such proxy or voting information form without the prior written consent of EMV;

(c)	as soon as practicable following the mailing of the Tevva Circular and in any event no later than five Business Days prior to the date of the Tevva Meeting, the Tevva Shareholder shall deliver or cause to be delivered to Tevva, with a copy to EMV concurrently, duly executed proxies or voting information forms directing those individuals as may be designated by EMV to vote (i) in favour of the approval of the Tevva Transaction Resolutions, and (ii) in favour of any other matter necessary for the consummation of the transactions contemplated by the Arrangement Agreement, and each such proxy or voting information form shall not be revoked or varied in any manner without the written consent of EMV unless this Agreement is terminated in accordance with Article 5 prior to the Tevva Meeting;

(d)	the Tevva Shareholder shall not directly or indirectly: (i) sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, encumber, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of any of its Subject Securities to any person, other than (A) pursuant to the Arrangement Agreement and the transactions provided for therein or with the prior written consent of EMV and (B) in respect of a Transfer of Subject Securities by the Tevva Shareholder as part of a distribution to members, partners, shareholders or equity holders of the Tevva Shareholder or as part of a reorganization of the Tevva Shareholder that is completed by the later to occur of (x) 30 days from the date hereof and (y) the initial filing of the EMV Circular with the SEC, provided that any transferee of Subject Securities executes a voting support and lock-up agreement substantially in the form of this Agreement (ii) grant any proxies or power of attorney, deposit any of its Subject Securities into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Securities, other than in accordance with this Agreement, or (iii) agree to take any of the actions described in the foregoing clauses (i) and (ii);

(e)	subject to Section 2.2, the Tevva Shareholder shall not take any other action of any kind, directly or indirectly, which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of the transactions contemplated by the Arrangement Agreement;

(f)	the Tevva Shareholder shall not exercise any rights of appraisal or rights of dissent provided under any applicable laws or otherwise in connection with the Arrangement or the transactions contemplated by the Arrangement Agreement;

(g)	the Tevva Shareholder shall promptly, and in any event in sufficient time to comply with the other covenants and agreements made herein, revoke any and all previous proxies granted or voting instruction forms or other voting documents delivered that may conflict or be inconsistent with the obligations of Tevva Shareholder under this Agreement;

(h)	from the date hereof until the termination of this Agreement in accordance with Article 5, subject to Section 2.2, the Tevva Shareholder shall not, and shall ensure that its Representatives and affiliates do not, directly or indirectly:

(i)	solicit proxies or become a participant in a solicitation in opposition to the Tevva Transaction Resolutions;

(ii)	assist any person in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the transactions contemplated by the Tevva Transaction Resolutions or the Arrangement Agreement; or

(iii)	act jointly or in concert with others with respect to voting securities of Tevva for the purpose of opposing or competing with the transactions contemplated by the Tevva Transaction Resolutions or the Arrangement Agreement;

(i)	the Tevva Shareholder shall not bring, or threaten to bring, any Proceedings for the purpose of, or which has or may have the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying any of the transactions contemplated by the Arrangement Agreement; and

(j)	the Tevva Shareholder (i) shall promptly notify EMV of the amount of any securities of Tevva other than the Subject Securities acquired by the Tevva Shareholder after the execution of this Agreement and (ii) acknowledges that any such securities shall be subject to the terms of this Agreement as though owned by the Tevva Shareholder on the date hereof.

2.2	Breach

The Tevva Shareholder shall promptly advise EMV, at first orally and then in writing, of any development that causes, or that would reasonably be expected to cause, a breach by the Tevva Shareholder of any representation, warranty or covenant contained in this Agreement.

2.3	Offer

The Tevva Shareholder hereby irrevocably undertakes, covenants and agrees in favour of EMV to:

(a)	accept the Offer within five Business Days of receiving the Offer and (so far as it is within the Tevva Shareholder’s power to do so) to procure to be done all such things as may be required to give effect to such acceptance;

(b)	procure that a Drag Along Notice (as such term is defined in Tevva’s Articles) is executed and delivered to Tevva as soon as reasonably possible after, and in any event within five Business Days of the requisite number of Tevva shareholders having accepted the Offer;

(c)	complete, execute and deliver (subject to completion of the sale of the entire issued share capital in Tevva to Holdco as envisaged in the Offer and the Arrangement) to Tevva the following documents within two Business Days of the same being sent to the Tevva Shareholder (the "Documents”), provided such Documents are in a reasonable form, in order to give effect to the transactions contemplated by the Arrangement Agreement:

(i)	a stock transfer form or stock transfer forms in respect of all Tevva Shares owned by the Tevva Shareholder to be sold to Holdco pursuant to the Tevva Shareholder’s acceptance of the Offer (which, for the avoidance of doubt, will include without limitation any Tevva Shares acquired by or issued to the Tevva Shareholder after acceptance of the Offer and prior to the Effective Time) (the “Sale Shares”);

(ii)	if requested by EMV, a declaration of trust in favour of Holdco in respect of the beneficial ownership of the Sale Shares, whereby the Tevva Shareholder shall irrevocably declare that (a) the entire beneficial interest in the Sale Shares and (b) all rights attaching to the Sale Shares and all dividends and other distributions and money and such assets from time to time received or arising in respect of the Sale Shares are held from the date of the declaration of trust absolutely by the Tevva Shareholder on bare trust for the Holdco;

(iii)	a share sale and purchase agreement or minority sale letter between the Tevva Shareholder and Holdco setting out the terms of the sale and purchase of the Sale Shares and including warranties in respect of the Tevva Shareholder’s title to, and capacity to sell, the Sale Shares with full title guarantee and free from any encumbrances and otherwise on the same terms as section 4.1(a)-(f) of this Agreement;

(iv)	if requested by EMV, a voting power of attorney in relation to the Sale Shares in favour of the Buyer pending, and to expire upon, the due stamping of the relevant stock transfer forms and the entry of Holdco (or the Resulting Issuer) in to Tevva’s register of members as the holder of the Sale Shares;

(v)	if applicable, an election pursuant to section 431 of the Income Tax (Earnings & Pensions) Act 2003;

(vi)	if requested, an indemnity to be given to Tevva and/or its directors for any lost share certificate(s) relating to the Sale Shares; and

(vii)	any other agreement, deed, release, waiver (including waiver of pre-emption rights), consent or other document which is reasonably required to enable, implement or register the transfer of the Sale Shares to Holdco or which is preparatory to the sale and purchase of the Sale Shares or the Arrangement or otherwise necessary to implement of facilitate the sale and purchase of the Sale Shares or the Arrangement;

(d)	not in any circumstances whilst the Arrangement Agreement is in force withdraw the Tevva Shareholder’s acceptance of the Offer;

(e)	promptly complete, execute and deliver all such other documents and do all such other things as may be reasonably necessary and reasonably requested of the Tevva Shareholder to give full effect to each of the Tevva Shareholder’s undertakings, agreements, warranties, representations appointments and consents set out in this Agreement.

2.4	Investor Majority Consent

The Tevva Shareholder hereby irrevocably consents, for the purposes of clause 7.1 and 7.2 of the Investment Agreement, to Tevva proposing the amendment pursuant to the Tevva Transaction Resolutions.

Article 3 –
Restrictions on transfer

3.1	Restriction on Transfer of Resulting Issuer Shares

(a)	Subject to Section 3.1(b) and Section 3.1(f), the Tevva Shareholder covenants and agrees in favour of EMV and the Resulting Issuer that, commencing on and including the Effective Date and for a period of 180 days thereafter (with the Effective Date being counted as the first day) the Tevva Shareholder will not, directly or indirectly, offer to sell, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer to sell, sell, contract to sell or grant any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or sell, contract to sell, lend, swap, or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any Resulting Issuer Shares or any other securities of the Resulting Issuer acquired by the Tevva Shareholder as a result of the Arrangement (collectively the “Locked-Up Securities”), unless the Tevva Shareholder first obtains the written consent of the Resulting Issuer.

(b)	Notwithstanding Section 3.1(a) but subject in all cases to applicable law and regulatory policy including that relating to material non-public information, the Tevva Shareholder may sell Locked-Up Securities that are Resulting Issuer Shares (the “Locked-Up Shares”) after the date that is 30 days from the Effective Time upon receiving written notice from the Resulting Issuer that:

(i)	the value of the trading volume of the Resulting Issuer Shares on Nasdaq on any past trading day (the “Trading Volume”) was equal to or greater than US$50,000,000 (the “Trading Volume Condition”); or

(ii)	the volume weighted average price of the Resulting Issuer Shares on Nasdaq has been equal to or greater than the Benchmark VWAP on no less than eight of the 10 most recent trading days (the “Market Value Condition”), in which case the Tevva Shareholder may sell such number of Locked-Up Shares as is equal to (I) 10% of the Trading Volume as set out in the Sale Eligibility Notice (defined below), multiplied by (II) the Tevva Shareholder’s Pro Rata Locked-Up Share Amount.

(c)	Following completion by the Tevva Shareholder of the sale of all of the Resulting Issuer Shares that may be sold by the Tevva Shareholder pursuant to the Trading Volume Condition or the Market Value Condition, as applicable, the provisions of Section 3.1(b) shall once again apply mutatis mutandis for successive tranches of sales by the Tevva Shareholder on a repeating basis.

(d)	Subject to Section 3.1(e), from the completion of the 30 day period provided for in Section 3.1(b) until the expiry of the 180 period provided for in Section 3.1(a), EMV shall (or shall cause the Resulting Issuer to) promptly (and in any event before the opening of the next trading day on Nasdaq) notify the Tevva Shareholder if the Trading Volume Condition or the Market Value Condition has been satisfied during the most recently completed trading day in respect of which EMV or the Resulting Issuer has access to trading data, acting reasonably (a “Sale Eligibility Notice”). A Sale Eligibility Notice shall be delivered by email to the email address of the Tevva Shareholder set forth in Section 6.5, provided that notwithstanding such section notice shall be deemed to have been validly given at the time that the email is delivered.

(e)	Upon the sale of all of the Locked-Up Shares that may be sold following delivery of a Sale Eligibility Notice, the Tevva Shareholder shall deliver notice as provided for in Section 6.5 (provided that notwithstanding such section notice shall be deemed to have been validly given at the time that the relevant email is delivered and notification to legal counsel shall not be required) that all sales that may be made pursuant to the notice have been completed (a “Full Sale Notice”). If a Sale Eligibility Notice has been delivered by EMV or the Resulting Issuer pursuant to Section 3.1(d) and a corresponding Full Sale Notice has not been delivered to EMV or the Resulting Issuer pursuant to this Section 3.1(e), EMV and the Resulting Issuer shall not deliver any further Sale Eligibility Notice until such time as the Tevva Shareholder has delivered a Full Sale Notice to EMV or the Resulting Issuer.

(f)	Notwithstanding Section 3.1(a), and subject to the conditions below, the Tevva Shareholder may transfer the Locked-Up Securities without the prior written consent of the Resulting Issuer in the following cases:

(i)	pursuant to the exercise or conversion, as applicable, of securities of the Resulting Issuer that are exercisable for or convertible into Resulting Issuer Shares in accordance with their terms, and any related transfer of Resulting Issuer Shares in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of any options or warrants or (B) for the purpose of paying the exercise price of any options or warrants or for paying taxes due as a result of the exercise of any options or warrants, the vesting of any options, warrants or stock awards, or as a result of the vesting of any underlying Resulting Issuer Shares, it being understood that all Resulting Issuer Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement;

(ii)	a transfer of Locked-Up Securities by the Tevva Shareholder as part of a distribution to members, partners, shareholders or equity holders of the Tevva Shareholder;

(iii)	pursuant to a bona fide take-over bid made to all holders of Resulting Issuer Shares, arrangement, merger, amalgamation or other business combination or similar transaction in which other holders of Resulting Issuer Shares are entitled to participate and that is approved or supported by the board of directors of the Resulting Issuer, provided that in the event that such transaction is not completed, the Locked-Up Securities subject to this Agreement shall remain subject to this Agreement;

(iv)	where the Tevva Shareholder has become liable to pay tax as a result of the transactions provided for in the Plan of Arrangement, to the extent necessary to generate sufficient proceeds to satisfy such tax liability;

(v)	in the case of an entity other than an individual, (A) to one or more corporations or other entities directly or indirectly owned or controlled by, or under common control with the Tevva Shareholder and (B) transfers by virtue of the laws of the jurisdiction of the Tevva Shareholder’s organization or the Tevva Shareholder’s organizational documents upon dissolution of the Tevva Shareholder;

(vi)	in the case of an individual, transfers (A) to a partnership, limited liability company or other entity of which the Tevva Shareholder and/or the immediate family (as defined below) of the Tevva Shareholder are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (B) by bona fide gift to a member of the Tevva Shareholder’s immediate family or to a trust, the beneficiary of which is the Tevva Shareholder or a member of the Tevva Shareholder’s immediate family, or an Affiliate of such person, (C) by virtue of will, intestate succession or the laws of descent and distribution upon death of the Tevva Shareholder or (D) by operation of law or pursuant to a court order, including a qualified domestic relations order, divorce decree, divorce settlement or separation agreement; or

(vii)	transfers in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof;

provided, however, that in the case of clauses (ii), (v) and (vi) it shall be a condition to the transfer or distribution that each applicable permitted transferee, trustee, donee or distributee enter into a written agreement, providing substantially similar lock-up restrictions as are set out in this Section 3.1 in respect of the Locked-Up Securities subject to the transfer (it being understood that any references to “immediate family” in the agreement executed by such permitted transferee shall expressly refer only to the immediate family of the applicable Tevva Shareholder and not to the immediate family of such permitted transferee).

3.2	Resulting Issuer as Beneficiary

The Tevva Shareholder acknowledges to both EMV and the Resulting Issuer that the Resulting Issuer has direct rights against the Tevva Shareholder under Section 3.1 of this Agreement, which rights are intended for the benefit of, and shall be enforceable by either the Resulting Issuer or EMV on behalf of the Resulting Issuer and for such purpose, EMV confirms that it is acting as trustee on behalf of the Resulting Issuer and agrees to enforce such provisions on behalf of the Resulting Issuer if and as necessary, subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to general principles of equity.

Article 4 –
Representations and Warranties

4.1	Representations and Warranties of the Tevva Shareholder

The Tevva Shareholder hereby represents and warrants to EMV as follows, and acknowledges that EMV is relying upon such representations and warranties in entering into this Agreement:

(a)	Incorporation; Capacity; Authorization. The Tevva Shareholder has the power and capacity, and if not an individual has received all requisite approvals, to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	Enforceable. This Agreement has been duly executed and delivered by the Tevva Shareholder and constitutes a legal, valid and binding obligation, enforceable against the Tevva Shareholder in accordance with its terms.

(c)	Ownership of Securities. The Tevva Shareholder is the registered and/or beneficial owner of the Subject Securities described herein and has control and direction, directly or indirectly, over the Subject Securities. The Tevva Shareholder is and will be immediately prior to the Effective Date, the registered and/or beneficial owner of the Subject Securities, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever.

(d)	Exercise of Control or Direction. Other than the Subject Securities, the Tevva Shareholder does not legally own, own of record or beneficially, or exercise control or direction over, or hold any right to acquire, any securities of Tevva.

(e)	No Breach. Neither the execution and delivery of this Agreement by the Tevva Shareholder, nor the compliance by the Tevva Shareholder with any of the provisions hereof will:

(i)	result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) (or give rise to any third party right of termination, cancellation, material modification, acceleration, purchase or right of first refusal) under any term or provision of any constating or governing documents, by-laws or resolutions of the Tevva Shareholder, or under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, contract, license, agreement, lease, permit or other instrument or obligation to which the Tevva Shareholder is a party or by which the Tevva Shareholder or any of its properties or assets (including the Subject Securities) may be bound;

(ii)	require on the part of the Tevva Shareholder any filing with (other than pursuant to the requirements of applicable securities legislation, which filings the Tevva Shareholder will undertake) or require any permit, authorization, consent or approval of, any Governmental Entity or any other person (save in relation to any and all Regulatory Approvals that may be required to be obtained from the UK Secretary of State in the Cabinet Office in order to enable the lawful completion of all or any part of the Arrangement pursuant to the UK NSIA, as contemplated by the Arrangement Agreement and the Plan of Arrangement); or

(iii)	subject to compliance with any approval contemplated by the Arrangement Agreement, violate or conflict with any judgement, order, notice, decree, statute, law, ordinance, rule, regulation or other restriction applicable to the Tevva Shareholder or any of its properties or assets.

(f)	Voting. The Tevva Shareholder has the sole and exclusive right to enter into this Agreement and to vote, or cause the voting of, the Subject Securities as contemplated herein. Other than this Agreement, none of the Subject Securities is subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of Tevva Shareholders or give consents or approvals of any kind.

(g)	Arrangement Agreement. The Tevva Shareholder acknowledges having received an execution copy of the Arrangement Agreement prior to the Tevva Shareholder’s execution of this Agreement.

4.2	Representations and Warranties of EMV

EMV hereby represents and warrants to the Tevva Shareholder as follows, and acknowledges that the Tevva Shareholder is relying upon such representations and warranties in entering into this Agreement that:

(a)	Capacity. It is validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and capacity to execute and deliver this Agreement and the Arrangement Agreement and to perform its obligations hereunder.

(b)	Authorization. The execution, delivery and performance of this Agreement and the Arrangement Agreement by EMV have been duly authorized by its board of directors and no other internal proceedings on its part is necessary to authorize this Agreement and the Arrangement Agreement.

(c)	Enforceable. Each of this Agreement and the Arrangement Agreement has been duly executed and delivered by EMV and constitutes a legal, valid and binding obligation of EMV, enforceable against EMV in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to general principles of equity.

Article 5 –
Termination

5.1	Automatic Termination

This Agreement shall automatically terminate upon the valid termination of the Arrangement Agreement in accordance with its terms.

5.2	Termination by the Tevva Shareholder or EMV

This Agreement may be terminated by notice in writing:

(a)	at any time prior to the Effective Time, by the mutual agreement of the parties;

(b)	by EMV, if (i) the Tevva Shareholder breaches or is in default of any of its covenants or obligations under this Agreement and such breach or such default has or may reasonably be expected to have an adverse effect on the consummation of the transactions contemplated by the Arrangement Agreement, or (ii) any of the representations or warranties of the Tevva Shareholder under this Agreement shall have been at the date hereof, or subsequently become, untrue or incorrect in any material respect; provided in each case that EMV has notified the Tevva Shareholder in writing of any of the foregoing events and the same has not been cured by the Tevva Shareholder within five Business Days of the date of such notice was received by the Tevva Shareholder; or

(c)	by the Tevva Shareholder if, without the Tevva Shareholder’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), the Arrangement Agreement is amended in a manner that would result (i) in the transactions contemplated by the Arrangement Agreement being completed in a manner that would be materially adverse to the Tevva Shareholder as compared to the transactions contemplated by the Arrangement Agreement prior to such amendment, or (ii) in an extension of the Outside Date beyond the ultimate Outside Date contemplated in the Arrangement Agreement entered into as of the date hereof.

5.3	Effect of Termination

If this Agreement is terminated in accordance with this Article 5, the provisions of this Agreement will become void and no party shall have liability to any other party, except in respect of a breach of a representation, warranty or covenant of this Agreement which occurred prior to such termination. The Tevva Shareholder shall be entitled to withdraw any form of proxy in respect of the Tevva Transaction Resolutions in the event this Agreement is duly terminated in accordance with this Article 5.

Article 6 –
General

6.1	Further Assurances

The Tevva Shareholder and EMV will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.2	Disclosure

Except as required by applicable laws or regulations or by any Governmental Entity or in accordance with the requirements of any stock exchange, the Tevva Shareholder shall not make any public announcement or statement with respect to this Agreement without the approval of EMV, which shall not be unreasonably conditioned, withheld or delayed. Moreover, the Tevva Shareholder agrees to consult with EMV prior to issuing each public announcement or statement with respect to this Agreement, subject to the overriding obligations of applicable laws. The Tevva Shareholder consents to the details of this Agreement being described in any information circular or press release prepared by Tevva or EMV in connection with the Arrangement and in any other public disclosure document required by any applicable laws, and this Agreement being made publicly available, including by filing on SEDAR.

6.3	Expenses

Each of the parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

6.4	Amendments and Waivers

Any provision of this Agreement may be amended, modified, altered, supplemented or waived only if such amendment, modification, alteration, supplement or waiver is in writing and signed, in the case of an amendment, modification, alteration or supplement, by all of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective, and no failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar).

6.5	Notices

(a)	Any notice, or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier or electronic mail and addressed:

(i)	If to EMV:

8057 North Fraser Way
Burnaby, British Columbia
Canada V5J 5M8

Attention:	Michael Bridge, General Counsel
Email:	mike.bridge@electrameccanica.com

with a copy to:

McCarthy Tétrault LLP
2400 – 743 Thurlow Street
Vancouver, British Columbia
Canada V6E 0C5

Attention:	David Frost; Gerald Gaunt
Email:	dfrost@mccarthy.ca; ggaunt@mccarthy.ca

If to the Tevva Shareholder:

______________________________
______________________________
______________________________

Attention:
Email:

(b)	Any notice or other communication is deemed to be given and received (i) if sent by personal delivery or same day courier, on the date of delivery if it is a Business Day and the delivery was made prior to 5:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (ii) if sent by overnight courier, on the next Business Day, (iii) if sent by electronic mail, on the Business Day on the date of transmission if it is a Business Day and the transmission was sent prior to 5:00 p.m. (local time in place of receipt) and otherwise on the next Business Day. A party may change its address for service from time to time by providing a notice in accordance with the foregoing. Any subsequent notice or other communication must be sent to the party at its changed address. Any element of a party’s address that is not specifically changed in a notice will be assumed not to be changed. Sending a copy of a notice or other communication to a party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a party.

6.6	Time of the Essence

Time is of the essence in this Agreement.

6.7	Specific Performance and other Equitable Rights

(a)	The parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties acknowledge and hereby agree that in the event of any breach or threatened breach by the Tevva Shareholder, on the one hand, or EMV, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, EMV, on the one hand, or the Tevva Shareholder, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, without any requirement to prove actual damages and without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunction. Each of the parties hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by it, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other parties under this Agreement.

(b)	The parties hereto further agree that (i) by seeking the remedies provided for in this Section 6.7, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 6.7 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 6.7 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 6.7 prior or as a condition to exercising any termination right under Section 5.1 or Section 5.2 (and pursuing damages after such termination), nor shall the commencement of any legal proceeding restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 5.1 or Section 5.2 or pursue any other remedies under this Agreement that may be available then or thereafter.

6.8	Entire Agreement

This Agreement and the provisions of the Arrangement Agreement constitute the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersede any prior agreement, representation or understanding with respect thereto.

6.9	Successor and Assigns

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns and legal personal representatives, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that EMV may assign, delegate or otherwise transfer any of their respective rights, interests or obligations under this Agreement to an affiliate, without reducing their own respective obligations hereunder.

6.10	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, that provision will be severed from this Agreement and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

6.11	Governing Law

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the parties to this Agreement irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement or the Arrangement and waives, to the fullest extent possible, the defence of an inconvenient forum or any similar defence to the maintenance of proceedings in such courts.

6.12	Headings, etc.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

6.13	Independent Legal Advice

Each of the parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

6.14	Counterparts

This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

Per:
Name:

ELECTRAMECCANICA VEHICLES CORP.

Per:
Name:
Title:

[Signature Page to Voting and Support Agreement – Tevva Shareholder]

A-1

Schedule A

Subject Securities

Type of Subject Securities	Number of Subject Securities
Tevva Ordinary Shares
Tevva Options
Tevva Warrants
Tevva A Ordinary Shares

B-1

Schedule B
Amendments to articles of association